                                                                    EXHIBIT 99.3

                             COLTEC INDUSTRIES INC
                      CONSOLIDATED STATEMENTS OF EARNINGS
                     (in thousands, except per share data)
                                  (unaudited)



                                                             Three Months Ended        Six Months Ended
                                                            July 4      June 28       July 4      June 28
                                                              1999         1998         1999         1998
                                                           ---------    ---------    ---------    ---------
Net sales                                                  $ 381,665    $ 394,754    $ 757,897    $ 769,195

Cost of sales                                                265,246      311,862      529,951      572,010
                                                           ---------    ---------    ---------    ---------

Gross profit                                                 116,419       82,892      227,946      197,185

Selling and administrative                                    53,918       64,124      109,500      125,123
                                                           ---------    ---------    ---------    ---------

Operating income                                              62,501       18,768      118,446       72,062

Gain on sale of assets                                         6,140       56,194        6,140       56,194

Interest expense and other, net                              (12,348)     (13,230)     (24,728)     (28,310)
                                                           ---------    ---------    ---------    ---------
Earnings before income taxes, minority interest in net
      loss of subsidiary and extraordinary item               56,293       61,732       99,858       99,946

Income taxes                                                 (19,139)     (20,989)     (33,951)     (33,982)

Minority interest in net loss of subsidiary (net of tax)      (1,300)      (1,085)      (2,600)      (1,085)
                                                           ---------    ---------    ---------    ---------

Earnings before extraordinary item                            35,854       39,658       63,307       64,879

Extraordinary item (net of tax)                                   --       (4,326)          --       (4,326)
                                                           ---------    ---------    ---------    ---------
Net earnings                                               $  35,854    $  35,332    $  63,307    $  60,553
                                                           =========    =========    =========    =========
Basic earnings per common share
    Before extraordinary item                              $     .57    $     .60    $    1.00    $     .98
    Extraordinary item                                            --         (.06)          --         (.06)
                                                           ---------    ---------    ---------    ---------
         Net earnings                                      $     .57    $     .54    $    1.00    $     .92
                                                           =========    =========    =========    =========

Basic weighted-average common shares                          63,172       65,986       63,114       65,934
                                                           =========    =========    =========    =========
Diluted earnings per common share
    Before extraordinary item                              $     .54    $     .57    $     .96    $     .95
    Extraordinary item                                            --         (.06)          --         (.06)
                                                           ---------    ---------    ---------    ---------
         Net earnings                                      $     .54    $     .51    $     .96    $     .89
                                                           =========    =========    =========    =========
Diluted weighted-average common and common
    equivalent shares                                         69,089       71,304       68,902       69,220
                                                           =========    =========    =========    =========

See notes to consolidated financial statements.

                             COLTEC INDUSTRIES INC
                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                  (unaudited)


                                                        July 4         Dec. 31
                                                         1999            1998
                                                      ----------      ----------
ASSETS
Current assets:
Cash and cash equivalents                             $   28,810      $   21,785
Accounts and notes receivable, net of
  allowance of $3,100 in 1999 and $3,109 in 1998         211,064         148,185
Inventories
    Finished goods                                        42,553          42,447
    Work in process and finished parts                   144,471         154,707
    Raw materials and supplies                            55,317          38,849
                                                      ----------      ----------
                                                         242,341         236,003
Deferred income taxes                                     24,340          20,464
Other current assets                                      81,294          15,612
                                                      ----------      ----------
    Total current assets                                 587,849         442,049

Property, plant and equipment, net                       301,542         306,642

Costs in excess of net assets acquired, net              211,856         214,647

Other assets                                             106,938          92,310
                                                      ----------      ----------
                                                      $1,208,185      $1,055,648
                                                      ==========      ==========

See notes to consolidated financial statements.

                             COLTEC INDUSTRIES INC
                          CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)
                                  (unaudited)


                                                                      July 4           Dec. 31
                                                                        1999              1998
                                                                    -----------       -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt                                   $     5,845       $     5,127
Accounts payable                                                         96,160            91,595
Accrued expenses                                                        281,497           171,084
Current portion of liabilities of
    discontinued operations                                               4,999             4,999
                                                                    -----------       -----------
         Total current liabilities                                      388,501           272,805
Long-term debt                                                          540,643           577,478
Deferred income taxes                                                   148,049           139,909
Other liabilities                                                        87,353            85,490
Liabilities of discontinued operations                                  132,545           134,995
Commitments and contingencies                                                --                --

Company-obligated, mandatorily redeemable convertible
    preferred securities of subsidiary Coltec Capital Trust             146,305           145,293

Shareholders' equity:
Preferred stock, $.01 par value, 2,500,000 shares authorized,
    shares outstanding - none                                                --                --
Common stock, $.01 par value, 100,000,000 shares authorized,
    70,762,213 shares issued at July 4, 1999 and 70,583,695 at
    December 31, 1998 (excluding 25,000,000 shares held by a
    wholly owned subsidiary)                                                706               706
Capital surplus                                                         647,107           643,615
Retained deficit                                                       (733,061)         (795,356)
Unearned compensation                                                    (1,232)           (2,671)
Accumulated other comprehensive income (loss)                           (21,962)          (18,688)
                                                                    -----------       -----------
                                                                       (108,442)         (172,394)
Less cost of 7,433,629 shares and 7,526,960 shares
    of common stock in treasury at
    July 4, 1999 and December 31, 1998, respectively                   (126,769)         (127,928)
                                                                    -----------       -----------
                                                                       (235,211)         (300,322)
                                                                    -----------       -----------
                                                                    $ 1,208,185       $ 1,055,648
                                                                    ===========       ===========

See notes to consolidated financial statements.

                             COLTEC INDUSTRIES INC
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                  (unaudited)


                                                                                             Six Months Ended
                                                                                          July 4         June 28
                                                                                           1999            1998
                                                                                         --------       ---------
Cash flows from operating activities:
    Net earnings                                                                         $ 63,307       $  60,553
    Adjustments to reconcile net earnings to cash provided by operating activities:
         Extraordinary item                                                                    --           6,554
         Depreciation and amortization                                                     26,051          24,611
         Deferred income taxes                                                              4,264           5,607
         Gain on divestiture                                                               (6,140)        (56,194)
         Payments of liabilities of discontinued operations                                (2,450)         (6,894)
         Foreign currency translation adjustment                                           (3,274)         (8,407)
         Other operating items                                                            (14,454)         (2,639)
         Changes in assets and liabilities (net of effects from acquisitions and divestitures):
              Accounts and notes receivable                                               (48,479)        (42,911)
              Inventories                                                                  (6,338)         11,169
              Other current assets                                                        (13,018)          1,908
              Accounts payable                                                              4,565           4,361
              Accrued expenses                                                             56,682          42,456
                                                                                         --------       ---------

Cash provided by operating activities                                                      60,716          40,174
                                                                                         --------       ---------
Cash flows from investing activities:
    Capital expenditures                                                                  (18,960)        (27,187)
    Proceeds from divestiture                                                                  --         100,000
    Proceeds from sale of assets                                                            3,886              --
    Acquisition of businesses, net                                                             --         (80,518)
                                                                                         --------       ---------

Cash used in investing activities                                                         (15,074)         (7,705)
                                                                                         --------       ---------
Cash flows from financing activities:
    Increase (decrease) in revolving facility, net                                        (35,500)       (440,000)
    Repayment of long-term debt                                                              (617)        (18,847)
    Issuance of long-term debt, net                                                            --         292,151
    Issuance of convertible preferred securities, net                                          --         144,472
    Repayment of borrowings under receivables facility                                     (2,500)             --
    Purchase of treasury stock                                                                 --            (994)
    Payments for unclaimed stock                                                               --          (3,871)
                                                                                         --------       ---------

Cash provided by (used in) investing activities                                           (38,617)        (27,089)
                                                                                         --------       ---------

Increase (decrease) in cash and cash equivalents                                            7,025           5,380
Cash and cash equivalents - beginning of period                                            21,785          14,693
                                                                                         --------       ---------

Cash and cash equivalents - end of period                                                $ 28,810       $  20,073
                                                                                         ========       =========

Supplemental cash flow data:
    Cash paid for interest                                                               $ 26,111       $  25,226
    Cash paid (refunded) for income taxes                                                  (3,334)         13,645


See notes to consolidated financial statements.

                             COLTEC INDUSTRIES INC
                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (in thousands)
                                  (unaudited)

                                                     Three Months Ended          Six Months Ended
                                                    July 4      June 28         July 4        June 28
                                                     1999         1998           1999           1998
                                                    -------      -------       --------       --------
Net earnings                                        $35,854      $35,332       $ 63,307       $ 60,553
Other comprehensive income/(loss), net of tax
  Foreign currency translation adjustment               886       (6,002)        (3,274)        (8,407)
                                                    -------      -------       --------       --------
Comprehensive income                                $36,740      $29,330       $ 60,033       $ 52,146
                                                    =======      =======       ========       ========

See notes to consolidated financial statements.

                             COLTEC INDUSTRIES INC
                   Notes to Consolidated Financial Statements
                             (dollars in thousands)
                                  (unaudited)

1.        SUMMARY OF ACCOUNTING POLICIES

          Financial Information: The unaudited consolidated financial statements included herein reflect in the opinion of management of Coltec Industries Inc (the "Company") all normal recurring adjustments necessary to present fairly the consolidated financial position and results of operations for the periods indicated. The unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The Consolidated Balance Sheet as of December 31, 1998 has been extracted from the audited consolidated financial statements as of that date. For further information, refer to the consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

2.        PENDING MERGER

          On July 12, 1999, the company completed its merger with The B.F. Goodrich Company ("BFGoodrich"). The merger will be accounted for as a pooling-of-interests. As a result of the merger, Coltec became a wholly-owned subsidiary of BFGoodrich. In accordance with the terms of the merger, each share of Coltec common stock was converted into the right to receive 0.56 shares of BFGoodrich common stock, or 35.5 million shares of BFGoodrich common stock.

          In addition, BFGoodrich issued options to purchase 3.0 million shares of BFGoodrich common stock in exchange for options to purchase Coltec common stock outstanding immediately prior to the merger. These options vest and become exercisable in accordance with the terms and conditions of the original Coltec options. Also, the holders of Coltec's 5 1/4 % Convertible Preferred Securities received the right to convert each such convertible preferred security in 0.955248 of a share of BFGoodrich common stock, subject to certain adjustments.

          Since the merger was not consummated as of June 30 1999, the results of BFGoodrich have not been included in the accompanying condensed consolidated financial statements.

          The following unaudited selected pro forma combined financial data are presented for informational purposes only. They are not necessarily indicative of the results of operations or of the financial position which would have occurred had the Merger been completed during the periods or as of the date for which the pro forma data are presented. They are also not necessarily indicative of the combined company's future results of operations or financial position. In particular, the combined company expects to realize significant operating cost savings as a result of the Merger. No adjustment has been included in the pro forma combined financial data for these anticipated operating cost savings nor for the one-time merger and consolidation costs expected to be incurred upon consummation of the Merger.

         The Company is still in the process of reviewing the respective accounting policies of the two companies to determine if they are consistent or if they need to be conformed. As a result of this review, the historical financial statements may need to be restated to conform to those accounting policies that are most appropriate. No restatements of prior periods have been included in the unaudited pro forma combined financial data below.

         Pro forma per share amounts for the combined company are based on the exchange ratio of 0.56 of a share of BFGoodrich common stock for each share of Company common stock.

              UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL DATA
                (Dollars in millions, except per share amounts)



                                                                     Three Months Ended              Six Months Ended
                                                                   July 4         June 28        July 4         June 28
                                                                     1999           1998           1999           1998
                                                                  -----------    -----------    -----------    -----------
         Pro Forma Combined Statement of Income Data:
                Sales                                             $   1,463.4    $   1,405.8    $   2,875.2    $   2,717.9
                Income from continuing operations                 $      97.5    $      95.5    $     174.2    $     175.0
                Income from continuing operations
                  per diluted common share                        $      0.87    $      0.84    $      1.56    $      1.55
                Weighted average number of common shares
                  and assumed conversion (on a fully diluted
                  basis) (millions)                                     113.9          115.2          113.6          113.9

                                                                    July 4
                                                                     1999
                                                                  -----------
         Pro Forma Combined Balance Sheet Data:
                Total assets                                      $   5,553.6
                Total shareholders' equity                        $   1,423.6
                Book value per common share                       $     12.93

3.       EARNINGS PER SHARE

         Basic earnings per common share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the year.

         Diluted earnings per common share is computed by using the treasury stock method to determine shares related to stock options and restricted stock.

             (In Thousands)                                Three Months Ended           Six Months Ended
                                                          July 4       June 28        July 4       June 28
                                                            1999          1998          1999          1998
                                                          -------      --------       -------      --------
  Income available to common shareholders                 $35,854      $ 39,658       $63,307      $ 64,879
  Dividends on convertible preferred
    securities, net of tax                                  1,300         1,085         2,600         1,085
                                                          -------      --------       -------      --------
  Net income available to common
     shareholders before extraordinary item
     plus assumed conversions                              37,154        40,743        65,907        65,964
  Extraordinary item, net of tax                               --        (4,326)           --        (4,326)
                                                          -------      --------       -------      --------
  Net income available to common
     shareholders plus assumed conversions                $37,154      $ 36,417       $65,907      $ 61,638
                                                          =======      ========       =======      ========
  Basic weighted-average                                   63,172        65,986        63,114        65,934

  Stock options and restricted stock issued                   800         1,054           671         1,154
  Convertible preferred securities                          5,117         4,264         5,117         2,132
                                                          -------      --------       -------      --------
  Diluted weighted-average common shares                   69,089        71,304        68,902        69,220
                                                          =======      ========       =======      ========

4.        ACQUISITIONS AND DIVESTITURES

          In January 1998, the Company acquired certain Marine and Petroleum Mfg. Inc.'s manufacturing facilities based in Texas for approximately $17,000. The plants acquired produce flexible graphite and polytetrafluoroethylene (PTFE) fluid sealing products used in the petrochemical industry. The Company also acquired Tex-o-Lon and Repro-Lon for approximately $25,000. Tex-o-Lon manufactures, machines and distributes PTFE products, primarily for the semiconductor industry. Repro-Lon reprocesses PTFE compounds for the chemical and semiconductor industries. The acquisitions were accounted for as purchases; accordingly, the purchase price, which was financed through available cash resources, was allocated to the acquired assets based upon their fair market values. The $31,697 million combined excess of the purchase price over net assets is being amortized over 25 years.

          In February 1998, the Company purchased the Sealing Division of Groupe Carbone Lorraine for $45,600. This division, with facilities in France and South Carolina, produces high-technology metallic gaskets used in the nuclear, petroleum and chemical industries. This acquisition was accounted for as a purchase and the purchase price, also financed through available cash resources, was allocated to the acquired assets based upon their fair market values. The $25,042 excess of the purchase price over net assets is being amortized over 25 years.

          In May 1998, the Company sold the capital stock of its Holley Performance Products subsidiary to Kohlberg & Co., L.L.C., a private merchant banking firm located in Mount Kisco, New York, for $100 million in cash. The sale resulted in a pre-tax gain of $56,194, net of liabilities retained.

5.        EXTRAORDINARY ITEM

          The Company incurred an extraordinary charge of $4,326, net of income taxes of $2,228, in the second quarter of 1998 in connection with early debt repayment.

6.        COMMITMENTS AND CONTINGENCIES

          The Company and certain of its subsidiaries are defendants in various lawsuits, including actions involving asbestos-containing products and certain environmental proceedings.

          With respect to asbestos product liability and related litigation costs, as of July 4, 1999 two subsidiaries of the Company were among a number of defendants (typically 15 to 40) in approximately 92,600 actions (including approximately 12,800 actions in advanced stages of processing) filed in various states by plaintiffs alleging injury or death as a result of exposure to asbestos fibers. During the first six months of 1999, these two subsidiaries of the Company received approximately 18,100 new actions compared to approximately 20,100 new actions received during the first six months of 1998. Through July 4, 1999, approximately 268,800 of the approximately 361,400 total actions brought have been settled or otherwise disposed.

          The damages claimed for personal injury or death vary from case to case, and in many cases plaintiffs seek $1,000 or more in compensatory damages and $2,000 or more in punitive damages from an extensive list of defendants.

         Although the law in each state differs to some extent, it appears, based on advice of counsel, that liability for compensatory damages would be shared among all responsible defendants, thus limiting the potential monetary impact of such judgments on any individual defendant.

         Following a decision of the Pennsylvania Supreme Court, in a case in which neither the Company or any or its subsidiaries were parties, that held insurance carriers are obligated to cover asbestos-related bodily injury actions if any injury or disease process, from first exposure through manifestation, occurred during a covered policy period (the "continuous trigger theory of coverage"), the Company settled litigation with its primary and most of its first-level excess insurance carriers, substantially on the basis of the court's ruling. The Company has negotiated a final agreement with most of its excess carriers that are in the layers of coverage immediately above its first layer. The Company is currently receiving payments pursuant to this agreement. The Company believes that, with respect to the remaining carriers, a final agreement can be achieved without litigation and on substantially the same basis that it has resolved the issues with its other carriers. Payments were made by the Company with respect to asbestos liability and related costs aggregating $30,576 and $21,527 for the first six months of 1999 and 1998, respectively, substantially all of which were covered by insurance. Settlements are generally made on a group basis with payments made to individual claimants over periods of one to four years. Related to payments not covered by insurance, the Company recorded charges to operations amounting to $4,000 for each of the first six months of 1999 and 1998.

         In accordance with the Company's internal procedures for the processing of asbestos product liability actions and due to the proximity to trial or settlement, certain outstanding actions have progressed to a stage where the Company can reasonably estimate the cost to dispose of these actions. As of July 4, 1999, the Company estimates that the aggregate remaining cost of the disposition of the settled actions for which payments remain to be made and actions in advanced stages of processing, including associated legal costs, is approximately $154,087 and the Company expects that this cost will be substantially covered by insurance.

         With respect to the 79,800 outstanding actions as of July 4, 1999, which are in preliminary procedural stages, the Company lacks sufficient information upon which judgments can be made as to the validity or ultimate disposition of such actions, thereby making it difficult to estimate with reasonable certainty the potential liability or costs to the Company. The lawsuits are disposed of over a period of time ranging from one year to more than five years, with the majority being disposed of by the third year after filing. When asbestos actions are received, they are typically forwarded to local counsel to ensure that the appropriate preliminary procedural response is taken. The complaints typically do not contain sufficient information to permit a reasonable evaluation as to their merits at the time or receipt, and in jurisdictions encompassing a majority of the outstanding actions, the practice has been that little or no discovery or other action is taken until several months prior to the date set for trial. Accordingly, the Company generally does not have the information necessary to analyze the actions in sufficient detail to estimate the ultimate liability or costs to the Company, if any, until the actions appear on a trial calendar. A determination to seek dismissal, to attempt to settle or proceed to trial is typically not made prior to the receipt of such information.

         The Company believes that it will continue to receive some number of asbestos lawsuits into the foreseeable future. It is difficult, however, to predict the number of asbestos lawsuits that the Company's subsidiaries will receive or the time frame in which they will be received. The Company has noted that, with respect to recently settled actions or actions in advanced stages of processing, the mix of the injuries alleged and the mix of the occupations of the plaintiffs have been changing from those traditionally associated with the Company's asbestos-related actions. The Company is not able to determine with reasonable certainty whether this trend will continue. Based upon the foregoing, and due to the unique factors inherent in each of the actions, including the nature of the disease, the occupation of the plaintiff, the presence or absence of other possible causes of a plaintiff's illness, the availability of legal defenses, such as the statute of limitations or state of the art, the jurisdiction in which a lawsuit is filed, the pendency of tort reform and whether the lawsuit is an individual one or part of a group, management is unable to estimate with reasonable certainty the cost of disposing of outstanding actions in preliminary procedural stages or of actions that may be filed in the future. However, the Company believes that its subsidiaries are in a favorable position compared to many other defendants because, among other things, the asbestos fibers in its asbestos-containing products were encapsulated. Subsidiaries of the Company continue to distribute encapsulated asbestos-bearing product in the United States with annual sales of less than $1.5 million. All sales are accompanied by appropriate warnings. The end users of such product are sophisticated users, who utilize the product for critical applications where no known substitutes exist or have been approved.

         Insurance coverage of a small non-operating subsidiary formerly distributing asbestos-bearing products is nearly depleted. Considering the foregoing, as well as the experience of the Company's subsidiaries and other defendants in asbestos litigation, the likely sharing of judgments among multiple responsible defendants, and given the substantial amount of insurance coverage that the Company expects to be available from its solvent carriers to cover the majority of its exposure, the Company believes that pending and reasonably anticipated future actions are not likely to have a materially adverse effect on the Company's consolidated results of operations or financial condition. Although the insurance coverage which the Company has is substantial, it should be noted that insurance coverage for asbestos claims is not available to cover exposures initially occurring on and after July 1, 1984. The Company's subsidiaries continue to be named as defendants in new cases, some of which allege initial exposure after July 1, 1984.

         In addition to claims for personal injury, the Company's subsidiaries have been involved in an insignificant number of property damage claims based upon asbestos-containing materials found in schools, public facilities and private commercial buildings. Based upon proceedings to date, the overwhelming majority of these claims have been resolved without a material adverse impact on the Company. Likewise, the insignificant number of claims remaining to be resolved are not expected to have a materially adverse effect on the Company's consolidated results of operations or financial condition.

         The Company has recorded an accrual for its liabilities for asbestos-related matters that are deemed probable and can be reasonably estimated (settled actions and actions in advanced stages of processing), and has separately recorded an asset equal to the amount of such liabilities that is expected to be recovered by insurance. In addition, the Company has recorded a receivable for that portion of payments previously made for asbestos product liability actions and related litigation costs that is recoverable from its insurance carriers. Liabilities for asbestos-related matters and the receivable from insurance carriers included in the Consolidated Balance Sheets are as follows:

                                             July 4      Dec. 31
                                              1999         1998
                                            --------      -------
         Accounts and notes receivable      $126,753      $95,448
         Other assets                         37,589       32,577
         Accrued expenses                    124,160       93,700
         Other liabilities                    29,927       22,833

         With respect to environmental proceedings, the Company has been notified that it is among the potentially responsible parties under federal environmental laws, or similar state laws, relative to the costs of investigating and in some cases remediating contamination by hazardous materials at several sites. Such laws impose joint and several liability for the costs of investigating and remediating properties contaminated by hazardous materials. Liability for these costs can be imposed on present and former owners or operators of the properties or on parties who generated the wastes that contributed to the contamination. The Company's policy is to accrue environmental remediation costs when it is both probable that a liability has been incurred and the amount can be reasonably estimated. While it is often difficult to reasonably quantify future environmental-related expenditures, the Company currently estimates its future non-capital expenditures related to environmental matters to range between $26,300 and $57,100. In connection with these expenditures, the Company has accrued $37,800 at July 4, 1999, representing management's best estimate of probable non-capital environmental expenditures. These non-capital expenditures are estimated to be incurred over the next 10 to 20 years. In addition, capital expenditures aggregating $5,000 may be required during the next two years related to environmental matters. Although the Company is pursuing insurance recovery in connection with certain of these matters, no receivable has been recorded with respect to any potential recovery of costs in connection with any environmental matters.

6.       Supplemental Guarantor Information

         In April 1998, the Company privately placed $300,000 principal amount of 7 1/2% Senior Notes due 2008 (Senior Notes). Substantially all the Company's subsidiaries incorporated in the United States (the "Subsidiary Guarantors") have fully and unconditionally guaranteed, on a joint and several basis, the Company's obligations to pay principal and interest with respect to the Senior Notes. Each Subsidiary Guarantor is wholly owned and management has determined that separate financial statements for the Subsidiary Guarantors are not material to investors. The subsidiaries of the Company that are not Subsidiary Guarantors are referred to in this note as the "Non-Guarantor Subsidiaries".

         The following supplemental consolidating condensed financial statements present balance sheets as of July 4, 1999 and December 31, 1998 and statements of earnings and of cash flows for the three months and six months ended July 4, 1999 and June 28, 1998. In the consolidating financial statements, Coltec Industries Inc ("Parent") accounts for its investments in wholly-owned subsidiaries using the equity method and the Subsidiary Guarantors account for their investments in Non-Subsidiary Guarantors using the equity method. Interest expense related to the indebtedness under the Company's credit agreement and its three series of senior notes is allocated to United States subsidiaries based on net sales.

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Consolidating Condensed Statement of Earnings

                                                             Three Months Ended July 4, 1999
                                       --------------------------------------------------------------------------
                                                       Guarantor     Non-Guarantor
                                         Parent       Subsidiaries    Subsidiaries    Eliminations   Consolidated
                                       ---------      ------------   -------------    ------------   ------------
Net sales                              $ 132,253       $ 146,220       $ 117,556       $(14,364)      $ 381,665
Cost of sales                             94,610          98,781          86,219        (14,364)        265,246
                                       ---------       ---------       ---------       --------       ---------
Gross profit                              37,643          47,439          31,337             --         116,419
Selling and administrative                17,616          23,266          13,036             --          53,918
                                       ---------       ---------       ---------       --------       ---------
Operating income                          20,027          24,173          18,301             --          62,501
Equity earnings of affiliates             31,664          15,280              --        (46,944)             --
Gain on divestiture                        3,640              --           2,500             --           6,140
Interest expense and other, net          (13,044)         (7,619)          8,190            125         (12,348)
                                       ---------       ---------       ---------       --------       ---------
Earnings before income taxes, and
  minority interest                       42,287          31,834          28,991        (46,819)         56,293
Income taxes                              (6,433)         (4,535)         (8,171)            --         (19,139)
Minority interest in net loss of
  subsidiaries, net of tax                    --              --          (1,300)            --          (1,300)
                                       ---------       ---------       ---------       --------       ---------
Net earnings                           $  35,854       $  27,299       $  19,520       $(46,819)      $  35,854
                                       =========       =========       =========       ========       =========

                 Consolidating Condensed Statement of Earnings


                                                             Six Months Ended July 4, 1999
                                       --------------------------------------------------------------------------
                                                       Guarantor     Non-Guarantor
                                         Parent       Subsidiaries    Subsidiaries    Eliminations   Consolidated
                                       ---------      ------------   -------------    ------------   ------------
Net sales                              $ 255,632       $ 298,388       $ 233,944       $ (30,067)      $ 757,897
Cost of sales                            186,243         200,796         172,979         (30,067)        529,951
                                       ---------       ---------       ---------       ---------       ---------
Gross profit                              69,389          97,592          60,965              --         227,946
Selling and administrative                37,132          45,553          26,815              --         109,500
                                       ---------       ---------       ---------       ---------       ---------
Operating income                          32,257          52,039          34,150              --         118,446
Equity earnings of affiliates             53,132          28,530              --         (81,662)             --
Gain on divestiture                        3,640                           2,500              --           6,140
Interest expense and other, net          (26,281)        (15,777)         17,330                         (24,728)
                                       ---------       ---------       ---------       ---------       ---------
Earnings before income taxes, and
  minority interest                       62,748          64,792          53,980         (81,662)         99,858
Income taxes                                 559         (19,454)        (15,056)             --         (33,951)
Minority interest in net loss of
  subsidiaries, net of tax                    --              --          (2,600)             --          (2,600)
                                       ---------       ---------       ---------       ---------       ---------
Net earnings                           $  63,307       $  45,338       $  36,324       $ (81,662)      $  63,307
                                       =========       =========       =========       =========       =========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Consolidating Condensed Statement of Earnings


                                                           Three Months Ended June 28, 1998
                                     --------------------------------------------------------------------------
                                                      Guarantor    Non-Guarantor
                                       Parent       Subsidiaries    Subsidiaries    Eliminations   Consolidated
                                     ---------      ------------   --------------   ------------   ------------
Net sales                            $ 128,909       $ 163,431       $ 114,787       $(12,373)      $ 394,754
Cost of sales                          128,899         110,687          84,649        (12,373)        311,862
                                     ---------       ---------       ---------       --------       ---------
Gross profit                                10          52,744          30,138             --          82,892
Selling and administrative              11,291          35,094          17,739             --          64,124
                                     ---------       ---------       ---------       --------       ---------
Operating income                       (11,281)         17,650          12,399             --          18,768
Equity earnings of affiliates           19,302          10,409              --        (29,711)             --
Gain on divestiture                     56,194              --              --             --          56,194
Interest expense and other, net        (18,917)           (627)          6,847           (533)        (13,230)
                                     ---------       ---------       ---------       --------       ---------
Earnings before income taxes,
 minority interest and
 extraordinary item                     45,298          27,432          19,246        (30,244)         61,732
Income taxes                            (5,640)        (11,128)         (4,221)            --         (20,989)
Minority interest in net loss
 of subsidiaries                            --              --          (1,085)            --          (1,085)
                                     ---------       ---------       ---------       --------       ---------
Earnings before extraordinary
 item                                   39,658          16,304          13,940        (30,244)         39,658
Extraordinary item (net of tax)         (4,326)             --              --             --          (4,326)
                                     ---------       ---------       ---------       --------       ---------
Net earnings                         $  35,332       $  16,304       $  13,940       $(30,244)      $  35,332
                                     =========       =========       =========       ========       =========



                 Consolidating Condensed Statement of Earnings


                                                         Six Months Ended June 28, 1998
                                     --------------------------------------------------------------------------
                                                     Guarantor      Non-Guarantor
                                      Parent       Subsidiaries     Subsidiaries    Eliminations   Consolidated
                                     ---------     ------------    --------------   ------------   ------------
Net sales                            $ 244,008       $ 331,861       $ 217,255       $(23,929)      $ 769,195
Cost of sales                          209,430         225,814         160,695        (23,929)        572,010
                                     ---------       ---------       ---------       --------       ---------
Gross profit                            34,578         106,047          56,560             --         197,185
Selling and administrative              29,793          59,566          35,764             --         125,123
                                     ---------       ---------       ---------       --------       ---------
Operating income                         4,785          46,481          20,796             --          72,062
Equity earnings of affiliates           39,983          17,423              --        (57,406)             --
Gain on divestiture                     56,194              --              --             --          56,194
Interest expense and other, net        (27,256)        (18,157)         18,157         (1,054)        (28,310)
                                     ---------       ---------       ---------       --------       ---------
Earnings before income taxes,
 minority interest and
 extraordinary item                     73,706          45,747          38,953        (58,460)         99,946
Income taxes                            (8,827)        (13,550)        (11,605)            --         (33,982)
Minority interest in net loss
 of subsidiaries                            --              --          (1,085)            --          (1,085)
                                     ---------       ---------       ---------       --------       ---------
Earnings before extraordinary
  item                                  64,879          32,197          26,263        (58,460)         64,879
Extraordinary item (net of tax)         (4,326)             --              --             --          (4,326)
                                     ---------       ---------       ---------       --------       ---------
Net earnings                         $  60,553       $  32,197       $  26,263       $(58,460)      $  60,553
                                     =========       =========       =========       ========       =========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Consolidating Condensed Balance Sheet

                                                                   July 4, 1999
                                     --------------------------------------------------------------------------
                                                      Guarantor     Non-Guarantor
                                      Parent        Subsidiaries    Subsidiaries    Eliminations   Consolidated
                                     ---------      ------------   --------------   ------------   ------------
Cash and cash equivalents            $  16,227       $   4,455        $   8,128                     $   28,810
Accounts and notes receivable, net          --           6,820          204,244                        211,064
Inventory, net                          74,871          58,236          109,234                        242,341
Deferred income taxes                   13,983           8,532            1,825                         24,340
Other current assets                    68,539           2,282           10,473                         81,294
                                     ---------       ---------       ----------      -----------    ----------
  Total current assets                 173,620          80,325          333,904               --       587,849
Intercompany, net                     (941,867)        367,338          574,529                             --
Investments in affiliates            1,071,283         110,508            2,391      $(1,184,182)           --
Property, plant and
  equipment                            110,000         109,127           82,415                        301,542
Cost in excess of net assets
  acquired, net                         58,249         134,455           19,152                        211,856
Other assets                            55,251           3,181           48,506                        106,938
                                     ---------       ---------       ----------      -----------    ----------
  Total assets                       $ 526,536       $ 804,934       $1,060,897      $(1,184,182)   $1,208,185
                                     =========       =========       ==========      ===========    ==========
Total current liabilities            $ 154,334       $  49,508       $  184,659                     $  388,501
Long term debt                         448,110             861           91,672                        540,643
Deferred income taxes                  (18,127)        141,446           24,730                        148,049
Other liabilities                       44,885           5,996           37,687      $    (1,215)       87,353
Liabilities of discontinued
  operations                           132,545              --               --                        132,545
Company-obligated, mandatorily
  redeemable convertible preferred
  securities                                --              --          146,305                        146,305
Shareholders' equity                  (235,211)        607,123          575,844       (1,182,967)     (235,211)
                                     ---------       ---------       ----------      -----------    ----------
  Total liabilities and
     shareholders' equity            $ 526,536       $ 804,934       $1,060,897      $(1,184,182)   $1,208,185
                                     =========       =========       ==========      ===========    ==========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     Consolidating Condensed Balance Sheet



                                                                  December 31, 1998
                                     --------------------------------------------------------------------------
                                                                        Non-
                                                     Guarantor       Guarantor
                                       Parent       Subsidiaries    Subsidiaries    Eliminations   Consolidated
                                     ---------      ------------   --------------   ------------   ------------
Cash and cash equivalents            $   6,422       $   8,522       $   6,841                      $   21,785
Accounts and notes receivable, net          --          20,943         127,242                         148,185
Inventory, net                          88,474          56,470          91,059                         236,003
Deferred income taxes                    9,388           8,532           2,544                          20,464
Other current assets                     6,030           5,123           4,459                          15,612
                                     ---------       ---------       ---------       -----------    ----------
  Total current assets                 110,314          84,792         246,943             --          442,049
Intercompany, net                     (915,938)        324,944         590,994                              --
Investments in affiliates            1,024,416          74,489             850       $(1,099,755)           --
Property, plant and equipment          113,069         109,991          83,582                         306,642
Cost in excess of net assets
  acquired, net                         58,924         134,861          20,862                         214,647
Other assets                            46,922           2,953          42,435                          92,310
                                     ---------       ---------       ---------       -----------    ----------
  Total assets                       $ 437,707       $ 746,828       $ 970,868       $(1,099,755)   $1,055,648
                                     =========       =========       =========       ===========    ==========
Total current liabilities            $  89,170       $  31,605       $ 152,030                      $  272,805
Long term debt                         484,107           2,096          91,275                         577,478
Deferred income taxes                  (19,731)        141,446          18,194                         139,909
Other liabilities                       49,488          12,018          28,750       $    (4,766)       85,490
Liabilities of discontinued
  operations                           134,995              --              --                         134,995
Company-obligated, mandatorily
  redeemable convertible
  preferred securities                                                 145,293                         145,293
Shareholders' equity                  (300,322)        559,663         535,326        (1,094,989)     (300,322)
                                     ---------       ---------       ---------       -----------    ----------
  Total liabilities and
     shareholders' equity            $ 437,707       $ 746,828       $ 970,868       $(1,099,755)   $1,055,648
                                     =========       =========       =========       ===========    ==========

                             COLTEC INDUSTRIES INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                Consolidating Condensed Statement of Cash Flows

                                                                   Six Months Ended July 4, 1999
                                                 ------------------------------------------------------------------------
                                                                           Non-Guarantor
                                                  Parent       Guarantor    Subsidiaries    Eliminations     Consolidated
                                                 --------      ---------   -------------   --------------   -------------
Cash from operating activities                   $ 63,496       $(4,067)      $ 1,287                 --      $ 60,716
                                                 --------       -------       -------          ---------      --------
Cash flows from investing activities:
  Capital expenditures                             (7,147)       (8,076)       (3,737)                         (18,960)
  Proceeds from divestiture                         3,886                                                        3,886
  Cash from (to) Parent                           (11,813)        8,076         3,737                               --
                                                 --------       -------       -------          ---------      --------
     Cash used in investing activities            (15,074)           --            --                 --       (15,074)
                                                 --------       -------       -------          ---------      --------
Cash flows from financing activities:
  Decrease in revolving facility, net             (35,500)           --            --                          (35,500)
  Repayment of borrowings under receivables
      facility                                     (2,500)                                                      (2,500)
  Repayment of long-term debt                         (40)         (577)                                          (617)
  Cash from (to) Parent                              (577)          577            --                               --
                                                 --------       -------       -------          ---------      --------
     Cash provided by financing activities        (38,617)           --            --                 --       (38,617)
                                                 --------       -------       -------          ---------      --------
Increase (decrease) in cash and
  cash equivalents                                  9,805        (4,067)        1,287                            7,025
Cash and cash equivalents--
  beginning of period                               6,422         8,522         6,841                           21,785
                                                 --------       -------       -------          ---------      --------
Cash and cash equivalents--
  end of period                                  $ 16,227       $ 4,455       $ 8,128                 --      $ 28,810
                                                 ========       =======       =======          =========      ========

                Consolidating Condensed Statement of Cash Flows




                                                                            Six Months Ended June 28, 1998
                                                      -----------------------------------------------------------------------------
                                                                                    Non-Guarantor
                                                        Parent        Guarantor      Subsidiaries      Eliminations    Consolidated
                                                      ---------       ---------      ------------      ------------    ------------
Cash provided by operating activities                 $  37,735       $   3,877       $  (1,438)                --      $  40,174
                                                      ---------       ---------       ---------         ----------      ---------
Cash flows from investing activities:
  Capital expenditures                                  (11,663)        (10,288)         (5,236)                          (27,187)
  Proceeds from divestiture                             100,000                                                           100,000
  Acquisition of business                               (25,000)        (17,000)        (38,518)                          (80,518)
  Cash from (to) Parent                                 (71,042)        (27,288)         43,754                 --             --
                                                      ---------       ---------       ---------         ----------      ---------
      Cash used in investing activities                  (7,705)             --              --                 --         (7,705)
                                                      ---------       ---------       ---------         ----------      ---------
Cash flows from financing activities:
  Increase (decrease) in revolving facility, net       (480,000)                         40,000                          (440,000)
  Repayment of long-term debt                            (4,591)           (154)        (14,102)                          (18,847)
  Issuance of long-term debt                            292,151                                                           292,151
  Issuance of convertible preferred securities               --                         144,472                           144,472
  Payments for unclaimed stock                           (3,871)                                                           (3,871)
  Purchase of treasury stock                               (994)                                                             (994)
  Cash from (to) Parent                                 170,216             154        (170,370)                               --
                                                      ---------       ---------       ---------         ----------      ---------
      Cash used in financing activities                 (27,089)             --              --                 --        (27,089)
                                                      ---------       ---------       ---------         ----------      ---------
Cash and cash equivalents:
  Increase (decrease) in cash and cash
   equivalents                                            2,941           3,877          (1,438)                            5,380
  Cash and cash equivalents--
    beginning of period                                   9,912             722           4,059                            14,693
                                                      ---------       ---------       ---------         ----------      ---------
  Cash and cash equivalents--
    end of period                                     $  12,853       $   4,599       $   2,621                 --      $  20,073
                                                      =========       =========       =========         ==========      =========